EXHIBIT 99.1

GrowLife, Inc. Issues Letter to Shareholders

Company CEO Pens Letter to Investors Explaining New Direction as Picks and Shovels Focus for the Mushroom Industry

Summary:

•	CEO explains new direction as the picks and shovels supplier to the burgeoning mushroom cultivation industry
•	Executive highlights the value proposition of its new exclusive relationship with My Fungi
•	An upcoming shareholder meeting has agenda points that will fuel the Company’s growth to which Hegyi asks for support

KIRKLAND, Wash. -- GrowLife, Inc. (OTCQB: PHOT) (“GrowLife” or the “Company”), one of the nation’s most recognized indoor cultivation product and service providers, today released a letter to shareholders from the Chief Executive Officer of the Company Marco Hegyi.

Dear Fellow Shareholders,

I am writing to you all today with great excitement and passion for the news I want to highlight in this letter. As we just announced, GrowLife has officially entered into an exclusive distribution agreement with My Fungi Inc., a leading supplier of mushroom products and cultivation supplies in Canada, specifically designed to service the burgeoning mushroom industry. Our exclusive agreement enables us to be the only supplier of these unique supplies throughout the United States. This is a milestone event for GrowLife, as we expand our focus beyond servicing cultivators in the cannabis industry into a new direction of being the leader in supporting mushroom cultivation.

Providing the equipment necessary to supporting indoor cultivation of plants is at the genesis of who GrowLife is. It is what we have done for the cannabis industry since 2012, and as that industry expanded, so did GrowLife. Through our 51% acquisition of EZ Clone, we furthered our product portfolio to include proprietary equipment designed to help cultivators with one of the most important parts of the cultivation process, genetics. As cannabis has continued to become legal in states across the nation, we have been there to support cultivators in the buildout of their facilities providing best in class products and support. That said, while cannabis further commoditizes, it is imperative that GrowLife look towards opportunities that lie ahead.

In the past few years, demand for mushrooms has skyrocketed across the board from use in nutraceuticals and plant-based wellness products, to specialty mushrooms used in foods, all the way to medicinal psychedelic mushrooms such as psilocybin. Mushrooms for use in food and wellness products represents a global market size of $46.1 billion in 2020, with the US being the second largest mushroom consumption market. The US government is continuously increasing the import duties of mushrooms grown abroad and as a result, cultivation of mushrooms in the US continues to rise. While mushroom cultivation is very different from cannabis, it is similar in that it requires unique, hard to find supplies, supported by those with a deep knowledge base. As an example, most if not all indoor mushroom cultivation starts with sterilized blocks that are used to plant the spore. These blocks are hard to find or produce, especially at industrial scale. A strong supply chain of these blocks is just one part of the exclusive agreement we entered into with My Fungi, making us one of the only suppliers in the United States with a consistent supply of sterile substrate.

My Fungi was founded by Mr. Dave Auger, former GM of GrowLife’s Canadian Operations, and friend to the Company. My Fungi is the process of obtaining its license by the Canadian government to conduct research and production of psilocybin and psilocin containing mushrooms. These compounds found in certain mushrooms are showing great potential as therapeutics in the mental health space. Much research is taking place across the US in this regard, including work being done at John Hopkins in the areas of PTSD, anti-depression and addiction treatment. New studies and trials continue to emerge, creating yet another segment of need for high quality cultivation of mushroom, another area in which we plan to service.

While announcing this new direction for the Company may feel uneasy, I must reiterate that it aligns extremely well with GrowLife’s core competency and existing sales and distribution channels. Most of the equipment for mushroom cultivation is being sold through hydroponics stores and online retailers, both of whom GrowLife has worked with for over a decade. Being the picks and shovels supplier to this burgeoning industry is both a strategic and complementary approach for our Company.

With all the excitement and opportunity of this new direction comes the work needed to achieve said vision. One of the first steps in our strategic plan is the holding of a shareholder meeting. At this meeting we plan to put forward and seek approval on several items, including actions that would enable us the fundraising tools necessary to seek this type of expansion. I have written another piece specifically about the meeting that I encourage shareholders to read. It can be found here: https://medium.com/@hegyi/c01532992412. We are seeking the support of our almost 100,000 shareholders who I hope can share in the excitement I have for this new direction and support our agenda. As I have said, a vote FOR is a vote FOR progress, and I believe that to be truer than ever, and the best way to unlock eventual shareholder value.

As we look towards the future, I genuinely appreciate those who have stuck with us along the way. While 2020 was hard on many businesses and created so many unknowns - GrowLife continued to operate and expand where possible. We reported operating profitability for the first time in Company history, even with the headwinds of the pandemic, among other obstacles. While some of the things we have fought so hard for may not have come to fruition, one thing remains true – GrowLife is a trusted partner to those operating in plant cultivation in emerging markets, with the opportunity to be the foundation for these businesses, from their inception to their global expansion. This remains true in cannabis – and looks to be true in this exciting new area of mushroom cultivation.

We hope that our current and potential shareholders join us in this vision – as we move forward full steam ahead.

Sincerely and graciously yours,

Marco Hegyi
CEO/President

Shareholders are encouraged to view the new My Fungi product line at shopgrowlife.com

About GrowLife, Inc.

GrowLife, Inc. (PHOT) aims to become the nation’s largest cultivation service provider for cultivating organics and plant-based medicines. Our mission is to help make our customers successful. Through a network of representatives covering the United States, GrowLife provides essential goods and services to specialty grow retailers. GrowLife is headquartered in Kirkland, Washington and was founded in 2012.

About My Fungi

My Fungi is a science driven mushroom company located in Alberta Canada. My Fungi has been developing new and exciting mushroom based products and services as they await psychedelic research licensing in their cultivation facility near Calgary. Team My Fungi has a diverse scientific and nutraceutical background, experienced in Good Manufacturing Practices (GMP) and material supply chains. My Fungi produces and sells Fresh, Dried, Enhanced & Ready to Grow Mushroom products across North America.

Investor Relations Contact:

investors@growlifeinc.com

206-483-0059

FORWARD LOOKING STATEMENT:

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of GrowLife, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words may, would, will, expect, estimate, can, believe, potential and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond GrowLife, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.